SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2025

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 14, 2025, Watts Water Technologies, Inc. (the “Company”) announced the appointment of Ryan Lada as the Company’s Chief Financial Officer effective upon the commencement of his employment with the Company on July 28, 2025.

In connection with Mr. Lada joining the Company, as previously announced, Shashank Patel will step down as Chief Financial Officer effective as of July 28, 2025 and thereafter will provide transition services until his planned retirement from the Company.

Mr. Lada, age 38, previously served as Senior Vice President, Chief Financial Officer and Treasurer from January to July 2025, and as Chief Financial Officer and Vice President, Residential and Commercial Divisions, from July 2022 to January 2025, of The AZEK Company. AZEK is a leading manufacturer of sustainable outdoor living products. Mr. Lada departed AZEK on July 11, 2025 following its acquisition by James Hardie Industries plc. Mr. Lada also served as Vice President of Finance at Tank Holding Corp., a leading manufacturer of steel bulk storage and material handling products, from September 2021 to June 2022. Mr. Lada served in several progressively more senior finance leadership positions, including Vice President of Investor Relations and Treasury, Chief Financial Officer and Vice President of the Global Medical Division, and Chief Financial Officer for the Europe, Middle East and Africa region, with Cantel Medical Corporation from 2015 until Cantel’s acquisition by STERIS plc in June 2021. Cantel is a global provider of innovative infection prevention products and services. Mr. Lada also previously held financial leadership positions at Medtronic, Inc., IDEX Corporation and GE Transportation.

Mr. Lada’s initial annual base salary will be $525,000. Mr. Lada will participate in the Company’s Executive Incentive Bonus Plan with a target bonus percentage equal to 75% of his base salary. For 2025, Mr. Lada will receive a prorated bonus based on the number of days he was employed by the Company during the year. The Company has agreed to pay customary, out-of-pocket expenses incurred by Mr. Lada in connection with his relocation to the North Andover, Massachusetts area. Mr. Lada will be added as a participant under the Executive Severance Plan, the 2004 Stock Incentive Plan and Management Stock Purchase Plan and be eligible to participate in customary benefit plans, including medical insurance plans, life insurance plan and retirement savings plan, and he will be entitled to an annual Company-paid executive physical examination. The Company will also provide Mr. Lada with a $14,000 annual car allowance and an annual executive financial planning allowance of up to $15,875.

In connection with his hiring, Mr. Lada will be granted a deferred stock award with a value of $500,000, which will vest one-third each year over three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2025	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel, Chief Compliance Officer, Chief Sustainability Officer & Secretary